Exhibit 99.1


CONTACTS:
Media:            Judy Corman (212) 343-6833
Investors:        Ray Marchuk (212) 343-6741

                    SCHOLASTIC REPORTS FIRST QUARTER RESULTS

                  STRONG PERFORMANCE IN EDUCATIONAL PUBLISHING
                   DRIVES SMALLER THAN EXPECTED SEASONAL LOSS

NEW YORK, SEPTEMBER 21, 2004 -- Scholastic Corporation (NASDAQ: SCHL) today announced results for the first fiscal quarter ended August 31, 2004. Scholastic's first quarter is its smallest revenue period, as most schools are not in session, resulting in a seasonal loss. Last year's first quarter loss was unusually low due to the benefit of approximately $170 million in revenues related to the release of the record-setting best seller, HARRY POTTER AND THE ORDER OF THE PHOENIX.

Net loss for the quarter ended August 31, 2004 was $50.3 million, or $1.27 per share, which included $3.6 million pre-tax, or $0.06 per diluted share, in severance costs relating to the previously announced fiscal 2004 reorganization of the Continuities business. This compares to the year-ago net loss of $24.8 million, or $0.63 per share, which included Special severance charges of $2.0 million pre-tax, or $0.03 per diluted share. Revenues were $323.7 million in the quarter, as compared to $475.4 million in the year-ago quarter.

"We are off to a good start to achieve Scholastic's fiscal 2005 financial goals," said Richard Robinson, Chairman, President and Chief Executive Officer. "Strong performance in Educational Publishing, driven by technology sales, and improved results in International helped us achieve a smaller than expected loss for the first quarter. Our Continuities business met expectations as we successfully executed on our plan. Non-HARRY POTTER trade revenue resumed growth, reflecting improved sales of front-list titles. Cash use was approximately flat with the year-ago quarter, and debt at August 31st was down $82 million versus last year."

Scholastic's fiscal 2005 goals include revenue of $2.1 to $2.2 billion, earnings per diluted share of $1.50 to $1.70, excluding severance charges, and free cash flow of $40 to $50 million.

FIRST QUARTER SEGMENT ANALYSIS

CHILDREN'S BOOK PUBLISHING & DISTRIBUTION - Segment revenue was $121.8 million, as compared to $287.9 million in the year-ago quarter, and operating loss was $65.0 million, as compared to $16.6 million. Trade revenue declined in comparison to the year-ago period, due to last year's release of HARRY POTTER AND THE ORDER OF THE PHOENIX, partially offset by an 8% increase in other trade revenues in the fiscal 2005 first quarter. As planned, Continuities results improved on lower revenue as a result of reduced bad debt and fewer returns.

EDUCATIONAL PUBLISHING - Segment revenue was $118.2 million, as compared to $105.8 million in the year-ago quarter, and operating income was $22.2 million, as compared to $15.5 million. A more than 50% increase in sales of the READ 180(R) technology program fueled a 25% increase in Curriculum revenue compared to the year ago quarter. Library Publishing results improved, with revenue up 18%, while sales of collections of children's books to schools declined modestly.


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INTERNATIONAL - Segment revenue was $71.8 million, as compared to $65.3 million in the year-ago quarter, and the operating loss was $3.0 million, as compared to $3.9 million. Segment results reflected improved revenues and profits in the Company's Australian operations. Revenue also benefited from $4 million in foreign currency translation.

MEDIA, LICENSING & ADVERTISING - Segment revenue was $11.9 million, as compared to $16.4 million in the year-ago quarter, and operating loss was $6.7 million, as compared to $4.9 million. The revenue decline primarily reflects different production delivery schedules of animated television series in fiscal 2004 and fiscal 2005. MAYA & MIGUEL(TM), Scholastic's new media, licensing and publishing franchise, with a focus on the adventures of a Latino family, will debut on PBS on October 11th.

CONFERENCE CALL

Scholastic will hold a conference call tomorrow (September 22, 2004) at 8:00 a.m. Eastern time. To listen and ask questions, dial 888-338-6461 or 973-935-8510 (meeting leader "Richard Robinson"). To view accompanying slides, go to the Investor Relations section of Scholastic.com at WWW.SCHOLASTIC.COM/GO/HOMEPAGE/COMPANY/INVESTORS.HTM. Following the presentation, the slides will be available on the Investor Relations section of Scholastic.com and an audio replay will be available starting 10 a.m. at 877-519-4471, PIN number 5162970.

ABOUT SCHOLASTIC

Scholastic is the world's largest publisher and distributor of children's books and a leader in educational technology. Scholastic creates quality educational and entertaining materials and products for use in school and at home, including children's books, magazines, technology-based products, teacher materials, television programming, film, videos and toys. The Company distributes its products and services through a variety of channels, including proprietary school-based book clubs, school-based book fairs, and school-based and direct-to-home continuity programs; retail stores, schools, libraries and television networks; and the Company's Internet site, www.scholastic.com.

FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children's book and educational materials markets and acceptance of the Company's products within those markets and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.

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                             SCHOLASTIC CORPORATION

                CONSOLIDATED STATEMENT OF OPERATIONS -- UNAUDITED
               FOR THE THREE MONTHS ENDED AUGUST 31, 2004 AND 2003

                   (Dollars in millions except per share data)

                                                                  -------------------------------------------------------
                                                                                 THREE MONTHS ENDED
                                                                  -------------------------------------------------------
                                                                      8/31/04         08/31/03            VARIANCE
                                                                  -----------------------------  ------------------------

 Revenues                                                              $323.7           $475.4       ($151.7)       -32%

 Operating costs and expenses:

      Cost of goods sold                                                176.4            281.4        (105.0)       -37%
      Selling, general and administrative expenses                      185.1            188.1          (3.0)        -2%
      Selling, general and administrative expenses --
         Continuity charges (1)                                           3.6              ---           3.6           *
      Bad debt expense                                                   16.2             20.7          (4.5)       -22%
      Depreciation and amortization                                      13.4             13.0           0.4          3%
      Special severance charges (2)                                       ---              2.0          (2.0)          *
                                                                  -----------------------------  ------------

 Total operating costs and expenses                                     394.7            505.2        (110.5)       -22%

 Operating income                                                       (71.0)           (29.8)        (41.2)      -138%

 Interest expense, net                                                    7.0              8.9          (1.9)       -21%
                                                                  -----------------------------  ------------

 Loss before income taxes                                               (78.0)           (38.7)        (39.3)       102%

 Benefit from income taxes                                               27.7             13.9          13.8         99%
                                                                  -----------------------------  ------------

 Net loss                                                              ($50.3)          ($24.8)       ($25.5)      -103%
                                                                  =============================  ============

 Weighted average shares outstanding (in millions)                       39.6             39.3

 Basic and diluted loss per share                                      ($1.27)          ($0.63)       ($0.64)      -102%

                                                                  -------------------------------------------------------


 (1) Results for the three months ended August 31, 2004 include pre-tax charges of $3.6, or $0.06 per share after-tax, for severance related to staff reductions implemented in that quarter related to the previously announced reorganization of the Continuities business.

 (2) Results for the three months ended August 31, 2003 include a pre-tax Special severance charge of $2.0, or $0.03 per share after-tax, for staff reductions implemented in that quarter related to a workforce reduction announced in May 2003.

  *  Percent change not meaningful.
 -------------------------------------------------------------------------------
 FORWARD LOOKING STATEMENTS

This news release contains certain forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children's book and instructional material markets and acceptance of the Company's product within those markets and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.
 -------------------------------------------------------------------------------

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


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                             SCHOLASTIC CORPORATION

                  RESULTS OF OPERATIONS - SEGMENTS - UNAUDITED
           FOR THE THREE MONTHS ENDED AUGUST 31, 2004 AND 2003 (1) (2)
                              (Dollars in millions)

                                                           -------------------------------------------------------------
                                                                                THREE MONTHS ENDED
                                                           -------------------------------------------------------------
                                                                08/31/04         08/31/03              VARIANCE
                                                           -----------------------------------  ------------------------
       Children's Book Publishing and Distribution

            Revenue                                              $121.8            $287.9       ($166.1)       -58%
            Operating profit/(loss)                               (65.0)            (16.6)        (48.4)          -
                                                           -------------------------------
            Operating margin                                     -53.4%             -5.8%

       Educational Publishing

            Revenue                                               118.2             105.8          12.4         12%
            Operating profit/(loss)                                22.2              15.5           6.7         43%
                                                           -------------------------------
             Operating margin                                      18.8%             14.6%

       International

            Revenue                                                71.8              65.3           6.5         10%
            Operating profit/(loss)                                (3.0)             (3.9)          0.9        -23%
                                                           -------------------------------
            Operating margin                                      -4.2%             -6.0%

       Media, Licensing and Advertising

            Revenue                                                11.9              16.4          (4.5)       -27%
            Operating profit/(loss)                                (6.7)             (4.9)         (1.8)       -37%
                                                           -------------------------------
            Operating margin                                     -55.5%            -29.9%

       Overhead Expense                                            18.5              19.9          (1.4)        -7%
                                                           -------------------------------

       Operating Income                                          ($71.0)           ($29.8)       ($41.2)      -138%
                                                           ===============================  ============

                                                           ---------------------------------------------------------

 (1) Results for the three months ended August 31, 2004 include pre-tax charges of $3.6 in the Children's Book Publishing and Distribution segment for severance related to staff reductions implemented in that quarter related to the previously announced reorganization of the Continuities business.

 (2) Results for the three months ended August 31, 2003 include a pre-tax Special severance charge of $2.0 for staff reductions implemented in that quarter related to a workforce reduction announced in May 2003, allocated as follows: $0.9 to Children's Book Publishing and Distribution, $0.5 to Educational Publishing, $0.1 to International, and $0.5 to Overhead Expense.

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

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                             SCHOLASTIC CORPORATION

                      SUPPLEMENTAL INFORMATION - UNAUDITED

                              (Dollars in millions)

                          SELECTED BALANCE SHEET ITEMS

                                                                -----------------------------------------------------------
                                                                      08/31/04          08/31/03               CHANGE
                                                                ---------------------------------  ------------------------
      Cash and cash equivalents                                            $13                $9            $4         44%
      Accounts receivable, net                                            $242              $365         -$123        -34%
      Inventories                                                         $534              $492           $42          9%
      Total debt (lines of credit, short-term
         debt and long-term debt)                                         $619              $701          -$82        -12%
      Total stockholders' equity                                          $807              $747           $60          8%

                                                                -----------------------------------------------------------
                                    SELECTED CASH FLOW ITEMS

                                                                -----------------------------------------------------------
                                                                                FOR THE QUARTER ENDED
                                                                -----------------------------------------------------------
                                                                      08/31/04          08/31/03               CHANGE
                                                                ---------------------------------  ------------------------
      Net cash used by operating activities                               ($79)             ($80)           $1          1%
      Additions to property, plant and equipment                           (10)               (8)           (2)       -25%
      Prepublication and production expenditures                           (14)              (17)            3         18%
      Royalty advances                                                      (7)               (6)           (1)       -17%
                                                                ---------------------------------  ------------

      Free cash flow (cash use) (1)                                      ($110)            ($111)           $1          1%
                                                                =================================  ============

                                                                -----------------------------------------------------------

 (1) Free cash flow is defined by the Company as net cash provided by operating activities, less spending on: property, plant and equipment; pre-publication and production costs; and royalty advances. The Company believes this measure, which is a non-GAAP financial measure, is useful to investors as an indicator of cash flow available for debt repayment and other investing activities, such as acquisitions. The Company utilizes free cash flow as a further indicator of operating performance and for planning investing activities.

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